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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' REPORT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-14291 of Benton Oil and Gas Company of our report dated March 20, 1996, appearing in the Annual Report on Form 10-K of Benton Oil and Gas Company for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

Deloitte & Touche LLP
Los Angeles, California
November 1, 1996